EXHIBIT 99.2
LaBarge, Inc.'s Unaudited Pro Forma Combined Condensed CONSOLIDATED Financial Statements

     The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to LaBarge, Inc.'s ("LaBarge") acquisition of substantially all the assets and assumed operating liabilities of Pinnacle Electronics, LLC ("Pinnacle") on February 17, 2004 (the "Acquisition"), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. These unaudited pro forma financial statements were prepared as if the Acquisition had been completed as of July 1, 2002, with respect to the statements of operations, and as of December 28, 2003, with respect to the balance sheet.

     Pinnacle was a wholly owned subsidiary of Braddock Holdings, LLC ("Braddock"), a Delaware limited liability company. Braddock was created for the express purpose of holding a majority of the outstanding stock of Pinnacle. Braddock had no operations outside of Pinnacle.

     LaBarge's fiscal year end is the Sunday closest to June 30, whereas Pinnacle's fiscal year end is the last Sunday in December. The following unaudited pro forma combined condensed consolidated balance sheet as of December 28, 2003, includes the historical balance sheets of LaBarge and Pinnacle as of December 28, 2003. The unaudited pro forma combined condensed consolidated statement of operations for the six months ended December 28, 2003 includes the historical statements of operations of LaBarge and Pinnacle for their six months ended December 28, 2003. The unaudited pro forma combined condensed consolidated statement of operations for the year ended June 29, 2003, includes the historical statements of operations of LaBarge and Pinnacle for their twelve months ended June 29, 2003.

     The unaudited pro forma combined condensed consolidated financial statements are based upon the respective historical financial statements of LaBarge and Braddock after giving effect to the operations acquired by LaBarge. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with: (i) LaBarge's Quarterly Report on Form 10-Q for the quarter ended December 28, 2003 filed on February 6, 2004; (ii) LaBarge's Annual Report on form 10-K/A for the year ended June 29, 2003, filed on September 11, 2003; (iii) Braddock's audited consolidated financial statements for the years ended December 28, 2003 and December 29, 2002 and for the period September 15, 2001 through December 29, 2001; (iv) Contraves' audited financial statements for the period January 1, 2001 through September 14, 2001, included in this Form 8-K/A as exhibit 99.1; and (v) the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

     The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Pinnacle. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

     The unaudited pro forma combined condensed consolidated financial statements are intended for informational purposes only and, in the opinion of management, are not indicative of the financial position or results of operations of LaBarge after the Acquisition or the financial position or results of operations had the Acquisition actually been effected as of the dates indicated, nor are they indicative of the future financial position or results of operations.

     The unaudited pro forma combined condensed consolidated financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

LaBarge, Inc. Pro Forma Combined Condensed CONSOLIDATED Balance Sheet At December 28, 2003

	December 28, 2003 LaBarge, Inc.	December 28, 2003 Braddock	Combined		Pro Forma Adjustments	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$8,684	$1,092	$9,776	$(9,776)	a	$ ---
Accounts and other receivables, net	17,790	7,067	24,857	---	24,857
Inventories	26,419	6,153	32,572	(250)	b	32,322
Prepaid expenses	777	182	959	334	c	1,293
Deferred tax assets, net	253	---	253	---	253

Total current assets	$53,923	$14,494	$68,417		$(9,692)	$58,725

Property, plant and equipment, net	14,468	1,937	16,405	2,496	d	18,901
Intangible assets, net	596	284	880	29,331	e	30,211
Other assets, net	6,403	---	6,403	---	6,403

Total assets	$75,390	$16,715	$92,105	$22,135		$114,240

CURRENT LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$399	$ ---	$399	$7,648	f	$8,047
Current maturities of long-term debt	---	---	---	3,000	f	3,000
Trade accounts payable	6,107	3,233	9,340	---		9,340
Accrued employee compensation	6,484	---	6,484	---		6,484
Advances from customers for purchase of materials	10,267	---	10,267	---		10,267
Distributions to owners	---	929	929	(929)	h	---
Other accrued liabilities	1,518	1,048	2,566	1,917	i	4,483

Total current liabilities	$24,775	$5,210	$29,985	$11,636		$41,621

Long-term advances from customers for purchase of materials	4,607	---	4,607	---	4,607
Long-term capital lease	---	4	4	---	4
Deferred tax liability, net	146	---	146	---	146
Long-term debt	6,469	---	6,469	22,000	f	28,469

Minority interest	---	3,911	3,911	(3,911)	g	---

Stockholders' equity:
Common stock	158	2,072	2,230	(2,072)	g	158
Additional paid-in capital	13,459	---	13,459	---	g	13,459
Retained earnings	27,657	5,518	33,175	(5,518)	g	27,657
Accumulated other comprehensive gain	624	---	624	---	g	624
Less cost of common stock in treasury	(2,505)	---	(2,505)	---	g	(2,505)

Total stockholders' equity	39,393	7,590	46,983	(7,590)	g	39,393

Total liabilities and stockholders' equity	$75,390	$16,715	$92,105	$22,135		$114,240

LaBarge, Inc. Pro Forma Combined Condensed CONSOLIDATED Statement of Operations For the Six Months Ended December 28, 2003

	December 28, 2003	December 28, 2003		Pro Forma		Pro Forma
	LaBarge	Braddock	Combined	Adjustments		Combined

Net Sales	$58,813	$18,724	$77,537	$	---	$77,537

Cost and expenses:
Cost of sales	45,467	13,848	59,315	382	j	59,697
Selling and administrative expense	9,050	1,684	10,734	398	k	11,132
Interest expense	99	38	137	588	k	725
Change in pre acquisition contingency reserves	---	(245)	(245)	245	m	---
Other (income) expense, net	(291)	80	(211)	---		(211)

Earnings from continuing operations before taxes	4,488	3,319	7,807	(1,613)		6,194
Income taxes	1,713	10	1,723	703	n	2,426

Net earnings from continuing operations	$2,775	$3,309	$6,084	$(2,316)		$3,768

Basic net earnings per common share:
Net earnings from continuing operations	$0.19					$0.25
Average common shares outstanding	14,987				14,987

Diluted net earnings per share:
Net earnings from
continuing operations	$0.18					$0.24
Average diluted common
shares outstanding	15,459					15,459

LaBarge, Inc. Pro Forma Combined Condensed CONSOLIDATED Statement of Operations For the Twelve Months Ended June 29, 2003

	June 29, 2003	June 29, 2003		Pro Forma		Pro Forma
	LaBarge	Braddock	Combined	Adjustments		Combined

Net Sales	$102,901	$36,182	$139,083	$	---	$139,083

Cost and expenses:
Cost of sales	82,053	26,867	108,920	764	o	109,684
Selling and administrative expense	15,662	2,897	18,559	795	p	19,354
Interest expense	820	131	951	1,292	q	2,243
Change in pre acquisition contingency reserves	---	(1,411)	(1,411)	1,411	r	---
Other (income) expense, net	(710)	164	(546)	---		(546)

Earnings from continuing operations before taxes	5,076	7,534	12,610	(4,262)		8,348
Income taxes	1,757	20	1,777	1,349	s	3,126

Net earnings from continuing operations	$3,319	$7,514	$10,833	(5,611)	5,222

Basic net earnings per common share:
Net earnings from continuing operations	$0.22					$0.35
Average common shares outstanding	14,977				14,977

Diluted net earnings per share:
Net earnings from
continuing operations	$0.22					$0.35
Average diluted common
shares outstanding	15,101					15,101

LaBarge, Inc. Form 8-K/A NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed consolidated financial statements included herein have been prepared in accordance with the rules and regulation of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.	BASIS OF PRO FORMA PRESENTATION

On February 17, 2004, LaBarge acquired substantially all of the net assets of Pinnacle Electronics for a purchase price of $43.4 million which includes cash of $43.1 million, and transaction costs of $0.3 million.

LaBarge utilized $9.0 million of cash, borrowed $7.0 million under a new revolving credit facility and borrowed $25.0 million under a term-loan to finance the original transaction. An additional $2.1 million was paid on April 14, 2004, as a post closing working capital adjustment that was financed with the revolving credit facility.

The unaudited pro forma combined condensed consolidated balance sheet as of December 28, 2003 was prepared by combining the historical consolidated condensed balance sheet data as of December 28, 2003 for LaBarge and Braddock.

The unaudited pro forma combined condensed consolidated statements of operations for the year ended June 29, 2003, and for the six months ended December 28, 2003 give effect to the Acquisition as if it had occurred on July 1, 2002. The unaudited pro forma combined condensed consolidated statement of operations for the twelve months ended June 29, 2003 combine the results of operations of LaBarge for its fiscal year ended June 29, 2003 and Pinnacle for its twelve months ended June 29, 2003. The unaudited pro forma combined condensed consolidated statement of operations for the six months ended December 28, 2003 combine the results of operations of LaBarge and Pinnacle for the six months ended December 28, 2003.

2.	PURCHASE PRICE ALLOCATION

The following represents the preliminary allocation of the purchase price paid for Pinnacle based on the estimated fair values of the acquired assets and assumed liabilities of Pinnacle as of February 17, 2004. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Pinnacle assets and liabilities becomes available.

The unaudited pro forma combined condensed consolidated financial statements reflect a total initial purchase price of $43.4 million (the "Initial Purchase Price"), consisting of the following: (i) the payment of the initial cash consideration of $41.0 million, (ii) estimated transaction costs of $0.3 million, and (iii) an increase in the purchase price of $2.1 million based upon the working capital of Pinnacle on the date of Acquisition. Under the purchase method of accounting, the Initial Purchase Price is allocated to Pinnacle's net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. The preliminary purchase price allocation as of February 17, 2004, is as follows:

Dollars in thousands
At February 17, 2004

Current assets	$14,538
Property and equipment	4,522
Intangible assets	3,800
Goodwill	24,218

Total assets acquired	47,078

Current liabilities	3,678

Long-term liabilities	4
Total liabilities assumed	3,682

Net assets acquired	$43,396

The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. The valuation of intangible assets was based in part on the assistance from an independent valuation firm. LaBarge has preliminarily allocated approximately $3.4 million of the purchase price to a "Customer List" intangible asset, an amortizable intangible asset with an estimated useful life of six years, and approximately $0.4 million of the purchase price to "Employee Non-Compete Contracts," an amortizable intangible asset with an estimated useful life of three and one half years. The fair value of the assets were determined considering the "income," "market" and "cost" valuation approaches.

As of February 17, 2004, a preliminary estimate of $24.2 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Pinnacle will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

There were no historical transactions between LaBarge and Pinnacle.

3.	PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed consolidated balance sheet and statements of operations give effect to the following pro forma adjustments:

BALANCE SHEET

a.	To reflect the cash used to finance the transaction and remove Pinnacle cash not purchased.
b.	To adjust inventory for a Pinnacle product line discontinued by LaBarge.
c.	To reflect prepayment of certain financing costs of the debt transaction.
d.	To adjust the historical values of Pinnacle's property and equipment to the estimated fair value as of the date of Acquisition based in part on the assistance from an independent valuation firm.
e.

To reflect goodwill of $25.6 million based on the financial position of Pinnacle as of December 28, 2003, and to reflect the acquisition of the two identifiable intangible assets ("Customer List" of $3.4 million and "Employee Contract" of $0.4 million). The valuation of these intangible assets was based in part on the assistance from an independent valuation firm.

f.

To recognize debt associated with financing of the Acquisition. The revolver of $7.6 million is treated as short-term debt. The five-year term loan would have $3.0 million of payments due within twelve months and the remaining $22.0 million would be long-term debt.

g.	To reflect the elimination of Pinnacle's historical stockholders' equity upon Acquisition.
h.	To eliminate a liability to the Pinnacle stockholder's not assumed in the Acquisition.
i.	To accrue the post-closing working capital adjustment of $2.1 million, and the estimated closing costs of $0.3 million, and eliminate liabilities of Pinnacle not assumed of $0.5 million.

INCOME STATEMENT
SIX MONTHS ENDED DECEMBER 28, 2003
j.	To reflect the portion of depreciation of fixed assets over an estimated weighted-average useful life of five years charged to cost of sales.
k.

To reflect the portion of depreciation of fixed assets over an estimated weighted-average useful life of five years charged to SG&A of $0.1 million, plus to reflect $0.2 million for the amortization of the acquired intangibles over an estimated useful life of 5.4 years.

l.

Represents incremental interest expense as a result of the $43.4 million Pinnacle acquisition. Incremental debt is computed at a weighted-average annual interest rate of 4.0%, reflecting a combination of floating and fixed rate debt. A change in the weighted-average annual interest rate of 1/8 of a percent would change interest expense $0.02 million.

m.	To eliminate the change in pre-acquisition contingency reserves on Pinnacle's books relating to an acquisition on September 14, 2001 by Pinnacle.
n.	To reflect the tax effect of the pro forma adjustments and to tax effect Pinnacle's earnings.
INCOME STATEMENT
TWELVE MONTHS ENDED JUNE 29, 2003
o.	To reflect the portion of depreciation of fixed assets over an estimated weighted-average useful life of five years charged to cost of sales.
p.

To reflect the portion of depreciation of fixed assets over an estimated weighted-average useful life of five years charged to SG&A of $0.1 million, plus to reflect $0.4 million for the amortization of the acquired intangibles over an estimated useful life of 5.4 years.

q.

Represents incremental interest expense as a result of the $43.4 million Pinnacle acquisition. Incremental debt is computed at a weighted-average annual interest rate of 4.0%, reflecting a combination of floating and fixed rate debt. A change in the weighted-average annual interest rate of 1/8 of a percent would change interest expense $0.04 million.

r.	To eliminate the change in pre-acquisition contingency reserves on Pinnacle's books relating to an acquisition on September 14, 2001 by Pinnacle.
s.	To reflect the tax effect of the pro forma adjustments and to tax effect Pinnacle's earnings.